                                                                    EXHIBIT 10.3

                                                                           WELLS
                                                                           FARGO


                MASTER AGREEMENT FOR TREASURY MANAGEMENT SERVICES

The Service Documentation described below contains the terms under which Wells Fargo provides treasury management services ("Services"). Wells Fargo Bank, N.
A. ("Bank") and the Company to which the Services will be provided are identified in the Acceptance of Services ("Acceptance").

Bank and Company agree:

1. SERVICE DOCUMENTATION. The Service Documentation includes:

         1.1      The Service Description for each Service.
         1.2       The Acceptance.
         1.3 This Master Agreement for Treasury Management Services ("Master Agreement").
         1.4 The account agreement for the business or commercial deposit account(s) (each, an "Account") that Company or Company's affiliate or subsidiary maintains at Bank or Bank's affiliate in connection with a Service. The account agreement includes the Dispute Resolution Program that Company and Bank agree to use to resolve any disagreements between Company and Bank regarding accounts and Services governed by the Service Documentation.
         1.5 User Guides which include software, software licenses, reset diskettes, price schedules, specifications, instructions, and notices.
         1.6      The set-up form(s) for each Service.

         The Service Documentation also applies to any Service that is provided by an affiliate of Bank and any Service that is used by an affiliate or a subsidiary of Company. "Bank" includes each such affiliate, and "Company" includes each such affiliate and subsidiary. All terms defined in this Master Agreement shall have the same meaning when used in the Service Documentation. If there is a conflict among the documents that make up the Service Documentation, the documents will govern in the order set forth above. Company acknowledges receiving a copy of the Service Documentation for each Service it requested when it entered into this Master Agreement.

2. SERVICES. Bank and Company will agree upon the Service(s) to be provided.

3. CHANGES TO SERVICES. Bank may change (or add to) the terms and fees in the Service Documentation at any time upon prior written notification. If Company discontinues using the affected Service before the change becomes effective, it will not be bound by the change. If Company continues to use a Service after the change becomes effective, it will be bound by the change.

4. TERM AND TERMINATION. Unless terminated sooner in accordance with the Service Documentation, this Master Agreement and all Services will continue in effect until terminated by either party upon thirty (30) days prior written notice to the other party (unless a Service is terminated sooner in accordance with the Service Documentation). Bank may terminate any Service following notice to Company of a breach of any provision of the Service Documentation and Company's failure to cure the breach within fifteen (15) days of the date of such notice. Bank may also terminate any Service without notice to Company if Company is subject to a petition under the U. S. Bankruptcy Code or if Bank determines, in its sole discretion, that a material adverse change has occurred in Company's ability to perform its obligations under the Service Documentation. The termination of a Service will not affect Company's or Bank's rights with respect to transactions which occurred before termination. Bank shall not be liable to Company for any losses or damages Company may incur as a result of any termination of any Service.

5. SERVICE FEES. Company shall pay Bank the fees described in the Service Documentation and any taxes applicable to each Service, however designated, exclusive of taxes based on Bank's net income. Bank may debit Company's account(s) with Bank for any fees not covered by earnings credits and any taxes that are due, or it may send an invoice to Company for such amounts, which Company shall promptly pay. Bank may assess finance charges at a rate of 1.5% per month (18% per annum) or the highest rate permitted by law, whichever is less, on any invoiced fees or taxes that are not paid within thirty (30) days of the due date and shall apply payments and other reductions of amounts owed first to unpaid interest and then to other fees and charges.

MASTER AGREEMENT TM-1450 REVISED 3/1/04                              PAGE 1 OF 3

6. CONFIDENTIAL INFORMATION. Unless otherwise provided in the Service Documentation, all User Guides and computer programs provided pursuant to this Master Agreement constitute Bank's or its vendor's confidential information ("Confidential Information"). Bank or its vendor will remain the sole owner of all such Confidential Information, and Company will not acquire any interest in or rights to it as a result of Company's use of any Service except as set forth in the Service Documentation. Company will maintain the confidentiality of the Confidential Information and will not disclose (or permit its employees or agents to disclose), copy, transfer, sublicense or otherwise make any of it available to any person or entity, other than its employees who have a need to use the Confidential Information in connection with the applicable Service. Company shall notify Bank immediately if it knows or suspects that there has been any unauthorized disclosure, possession, use or knowledge (each, an "Unauthorized Use") of any Confidential Information, and if it is responsible for the Unauthorized Use, it will, at its expense, promptly take all actions, including without limitation initiating court proceedings to recover possession or prevent further Unauthorized Use of the Confidential Information and obtain redress for any injury caused to Bank as a result of such Unauthorized Use. In addition, except as permitted by applicable law, Company may not decompile, reverse engineer, disassemble, modify, or create derivative works of any computer program provided pursuant to this Master Agreement.

7. THIRD PARTY NETWORKS; USE OF REQUIRED SOFTWARE. If Bank determines that any funds transfer or communications network, Internet service provider, or other system(s) it has selected to provide a Service is unavailable, inaccessible or otherwise unsuitable for use by Bank or Company, Bank may, upon notice to Company, suspend or discontinue the affected Service. Company shall use and maintain in good working order (and at its own expense) software, hardware and other equipment necessary for Company to use the Service(s) in accordance with the Service Documentation.

8. NO REPRESENTATIONS OR WARRANTIES OF BANK OR SOFTWARE VENDOR. Neither Bank nor any software vendor makes any express or implied representations or warranties with respect to the Services or any software used in connection with the Services including without limitation any warranty as to the merchantability or fitness for a particular purpose, other than those expressly set forth in the Service Documentation.

9.       LIABILITY AND INDEMNIFICATION.

         9.1 Bank will perform each Service in accordance with reasonable commercial standards applicable to Bank's business; laws, regulations and operating circulars governing the activities of Bank; applicable funds transfer system(s) and clearinghouse rules; and the Service Documentation.

         9.2 Bank is under no obligation to honor, in whole or in part, any entry, file, batch release, payment order, transaction or instruction (each, an "Order"), which a) exceeds Company's available funds on deposit in an Account with Bank related to the Order, unless otherwise provided in the Service Documentation; b) is not in accordance with the Service Documentation or Bank's applicable policies, procedures or practices as Bank may from time to time establish and make available to Company; c) Bank has reason to believe may not been duly authorized, should not be honored for its or Company's protection, or involves funds subject to a hold, dispute, restriction or legal process that prevents their withdrawal; or d) would possibly result in Bank violating any applicable rule or regulation of any federal or state regulatory authority including without limitation any Federal Reserve risk control program or guidelines such as the limitations on Bank's intra-day net funds position.

         9.3 Company shall promptly furnish written proof of loss to Bank and notify Bank if it becomes aware of any third party claim related to a Service. Company shall cooperate fully (and at its own expense) with Bank in recovering a loss. If Company is reimbursed by or on behalf of Bank, Bank or its designee will be subrogated to all rights of Company.

         9.4 Any claim, action or proceeding against Bank for losses or damages arising from a Service, including Bank's honoring or dishonoring a check covered by a Service, must be brought within one (1) year from the date of the act or omission or in the case of a check from the date the check was first paid or returned by Bank.

         9.5 Bank will have no liability for failure to perform or delay in performing a Service if the failure or delay is due to circumstances beyond Bank's reasonable control.

         9.6 Except in the case of Bank's gross negligence or intentional misconduct, Company shall indemnify and hold Bank, its directors, officers, employees and agents harmless from all losses or damages that arise out of a) the performance of a Service in accordance with the Service Documentation including without limitation any warranty Bank is required to make to a third party in connection with a Service; b) an act or omission of any agent, courier or authorized representative of Company; and c) if the Service includes a license or sublicense of any software to Company, the use or distribution of the software by Company or any person gaining access to the software through Company that is inconsistent with the license or sublicense.

MASTER AGREEMENT TM-1450 REVISED 3/1/04                              PAGE 2 OF 3

         9.7 Bank will only be liable to Company for its direct monetary losses or damages due to Bank's negligence or breach of this Master Agreement. Except in the case of Bank's gross negligence or intentional misconduct, Bank's liability to Company will be limited to an amount not to exceed ten (10) times Bank fees incurred during the calendar month immediately preceding the calendar month in which such loss or damages were incurred (or, if no Bank fees were incurred in such month, Bank fees incurred in the month in which the losses or damages were incurred). In no event will either party to this Master Agreement be liable to the other party for any special, consequential, incidental (including without limitation court costs and attorneys' fees), indirect, or punitive losses or damages, whether any claim is based on contract or tort, or whether the likelihood of such losses or damages was known to the other party and regardless of the form of the claim or action.

10.       GENERAL.

         10.1 The Service Documentation will be governed by substantive federal laws, regulations and rules and, to the extent such laws, regulations and rules are not applicable, those of the state in which the principal office of the Bank identified on the Acceptance is located, without regard to conflicts of laws principles. Any portion of the Service Documentation which is inconsistent with applicable laws, regulations or rules will be deemed modified and applied in a manner consistent therewith, and Bank will incur no liability to Company as a result of the inconsistency or modification and application. If any portion of the Service Documentation is deemed unenforceable or invalid, it will not otherwise affect the enforceability or validity of the Service Documentation.

         10.2 The Service Documentation is the entire agreement between Bank and Company and supersedes all prior representations, conditions, warranties, understandings, proposals or agreements regarding a Service. No course of dealing or waiver of any right on one occasion will constitute a modification of the Service Documentation or be a waiver of that right on a subsequent occasion.

         10.3 Company agrees to provide Bank promptly upon Bank's request any existing financial statements or other information pertaining to Company's financial condition or any previously unprepared financial statements which Bank may require Company to prepare and/or to be audited or reviewed by independent certified public accountants acceptable to Bank.

         10.4 Company expressly warrants that a Service will not be used in a manner which violates any federal or state law including without limitation any sanction or control administered by the Office of Foreign Assets Control or Bureau of Export Administration.

         10.5 Sections 4, 5, 6, 8, 9, 10.4 and 10.5 of this Master Agreement will survive termination of this Master Agreement.

         10.6 Either party may provide notice to the other party by mail, personal delivery, or electronic transmission. Bank shall use the most recent address for Company in Bank's records, and any notice from Bank will be effective when sent. Company shall use the address where Company's relationship manager or other manager is located and address any notice to the attention of such manager. Any notice from Company will be effective when actually received by Bank. Bank will be entitled to rely on any notice from Company that it believes in good faith was authorized by an authorized representative of Company and, except as expressly stated in the Service Documentation, shall have no obligation to verify the signature (including an electronic signature). Each party will have a reasonable time after receipt of any notice to act on it.

         10.7 All uses of the Services through Company's ID codes, passwords, token cards, PINs, or passcodes (each, a "Code") will be deemed to be authorized by and binding on Company. Company's failure to protect Codes may allow an unauthorized party to a) use the Services, b) access Company's electronic communications and financial data, and c) send or receive information and communications to Bank. Unencrypted electronic transmissions are not secure and Company assumes the entire risk for unauthorized use of Codes and any unencrypted electronic transmissions.

         10.8 Company may not assign or transfer its rights or obligations with respect to the Service Documentation without Bank's prior written consent. Bank may assign its rights and obligations with respect to the Service Documentation to any successor by merger, consolidation or corporate reorganization.

         10.9 Unless otherwise provided in the Service Documentation, the term "Banking Day" means that part of a business day occurring prior to the cutoff time determined in accordance with Bank's applicable funds availability policy.

Master Agreement TM-1450 revised 3/1/04                              Page 3 of 3

                                                                           WELLS
                                                                           FARGO


                             ACCEPTANCE OF SERVICES
PART I - CERTIFICATION

BANK: WELLS FARGO BANK, N.A.     [ ] Yes   [X] NO  NEW AGREEMENT
                                 [X] YES   [ ] No  ADDITIONAL SERVICE

Each person singing this Acceptance of Services, ("Acceptance") certifies that:

(a) the undersigned Company has received and agrees to be bound by the Service Documentation, as defined in Bank's Master Agreement for Treasury Management Services ("Agreement"), and, if checked below, Bank's Security Procedures, Sweep Services and Credit Sweep Services;

(b) he or she has full authority to execute this Acceptance on behalf of Company, to enter into other agreements with Bank for Services now or hereafter offered by Bank and to amend, terminate or otherwise act on behalf of Company with respect to such agreements and Services; and

(c) Company's use of any Service confirms its agreement to be bound by the Service Documentation relating to that Service.

All terms defined in the Agreement shall have the same meaning when used in this Acceptance.

Company's elections with respect to Security Procedures, Sweep Services, and Credit Sweep Services are:

[*] Yes [*] No Security Procedures-ACH
[*] Yes [*] No Security Procedures- Wire Transfers
[*] Yes [*] No Sweep Services
[*] Yes [*] No Credit Sweep Services.

PART II - SECURITY PROCEDURES

A.       IMPORTANT INFORMATION ABOUT SECURITY PROCEDURES.

Company understands that when Bank acts on any instruction to transfer funds by ACH or wire transfer from accounts Company maintains at Bank (each, an "Order"), Bank and any beneficiary's bank may rely solely on (i) the beneficiary's account number even if it identifies a person different from the named beneficiary, and
(ii) if provided to Bank, the identification number of any other financial institution through or to which the funds are to be transferred, rather than the name of the financial institution. Company expressly agrees to be bound by any Order, whether or not authorized, issued in its name and accepted by Bank in compliance with the security procedure(s) Company has selected as indicated below. If Company selects a security procedure that is set forth in an Addendum, that Addendum is incorporated in this Acceptance by this reference.

B.       SECURITY PROCEDURES FOR ACH SERVICES.

OPTION 1    [*] Yes   [*] No BANK'S STANDARD SECURITY PROCEDURES (as set forth
                          in Bank's ACH Services
                          Security Procedures Agreement that is incorporated in this Acceptance by this reference).

         IF COMPANY ELECTS BANK'S STANDARD SECURITY PROCEDURES, COMPANY MUST SELECT ONE OF THE FOLLOWING SECURITY PROCEDURES:

                 [*] Yes [*] No INTERNET ACH SECURITY PROCEDURE.
                 [*] Yes [*] No OTHER ACH SERVICES SECURITY procedures
                            (If yes, select procedure that applies.)

               Token Card/Passcode -
[*] File Transmission/Batch Release   [*] Password - File Transmission
[*] Secure File Transport.            [*] Password - Taped or Written
                                          Instructions.


TM-1444 Acceptance of Services (Revised 5/11/04)                     Page 1 of 4

OPTION 2   [*] Yes   [*] No SPECIAL SECURITY PROCEDURES. Company has refused
                         the security procedures set forth in Option 1 above. Instead Company has requested use of the security procedure(s) set forth in the Addendum.

Individual(s) authorized to receive information regarding the ACH security procedure selected above:

Name: ________ [*] ______________   Name: ________ [*] ______________
Name: ________ [*] ______________   Name: ________ [*] ______________


C.       SECURITY PROCEDURES FOR WIRE TRANSFER SERVICES.


OPTION 1    [*] Yes   [*] No   BANK'S STANDARD SECURITY PROCEDURES (as set forth
                               in Bank's Wire Transfer Services Security
                               Procedures Agreement that is incorporated in this Acceptance by this reference).

                  IN ADDITION TO BANK'S STANDARD SECURITY PROCEDURES, COMPANY HAS SELECTED THE FOLLOWING SECURITY PROCEDURES:

                  [*] Yes   [*]     No SECURITY PROCEDURE FOR TELEPHONE
                                    VERIFICATION (voice-initiated Orders only).
                                    Voice-initiated, non-repetitive Orders
                                    exceeding $_________ will be subject to
                                    telephone verification. (If no amount is designated, $500,000 will be used.)

                  [*] Yes   [*] No  SECURITY PROCEDURE FOR COMMERCIAL ELECTRONIC
                                    OFFICE(R) ("CEO(R)") WIRE TRANSFER SERVICE
                                    (OR WELLSNET(R) WIRE TRANSFER SERVICE.)

                  [*] Yes   [*] No  SECURITY PROCEDURES FOR ELECTRONIC
                                    COMMERCE/PAYMENT MANAGER SERVICES (If yes, select procedure that applies.)

                                    [*] Password - File Transmission
                                        (Non-encrypted). (This procedure
                                        requires that a unique eight-digit code
                                        separately agreed upon in writing by
                                        Company and Bank be presented with
                                        Company's wire file. Company may be
                                        required to change the code on a regular basis.)

                                    [*] Secure File Transport (Encrypted).
                                        (This procedure uses 128-bit Secure
                                        Sockets Layer encryption and requires
                                        the use of a transmission ID and a
                                        transmission password. Use of a digital
                                        certificate is optional.)

OPTION 2     [*] Yes   [*] No       SPECIAL SECURITY PROCEDURES.  Company has
                                    refused the security procedures set forth in Option 1, above. Instead Company has requested use of the security procedure(s) set forth in the Addendum.

INDIVIDUAL(S) AUTHORIZED TO RECEIVE INFORMATION REGARDING THE WIRE TRANSFER SECURITY PROCEDURE SELECTED ABOVE:



Name: ________ [*] ______________   Name: ________ [*] ______________
Name: ________ [*] ______________   Name: ________ [*] ______________



TM-1444 Acceptance of Services (Revised 5/11/04)                     Page 2 of 4

PART III - SWEEP SERVICES

A.       IMPORTANT DISCLOSURES

GENERAL. The investment instruments below that are offered, sold, or placed by Bank are not deposits in or obligations of, and are not guaranteed by, Bank or any affiliate (except for Repurchase Agreements, see below); are not insured by the FDIC, the Securities Investors Protection Corporation, or the United States of America; and are subject to investment risk including possible loss of principal invested or the nonpayment of interest. Yields vary with market conditions. Past performance is no guarantee of future results. Bank makes no representation or warranty as to the suitability or safety with respect to any investments. Bank and its affiliates and their respective employees, officers and directors, will not be liable to Company for any reason whatsoever related to investments or redemptions made through the Services..

ELECTRONIC DELIVERY. Confirmations and/or Statements will be sent to Company by electronic means unless otherwise requested by Company. Electronic means include the Commercial Electronic Office(R), facsimile or Secure E-Mail.

MUTUAL FUNDS. Wells Fargo Funds Management, LLC, a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for the Wells Fargo Funds(R). Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds. The Funds are distributed by Stephens, Inc., Member NYSE/SIPC. Wells Fargo & Company and its affiliates are not affiliated with Stephens, Inc. Fees for such services are disclosed in the prospectuses for these Funds. Bank may act as agent or as principal for Company for mutual fund transactions..

For more complete information about the Wells Fargo Money Market Funds including fees and expenses that apply to an investment in them, obtain a current prospectus by contacting your Treasury Management sales officer, relationship or other manager or Institutional Brokerage & Sales representative. Please read the prospectus carefully before investing. Money market mutual funds seek to preserve the value of your investment at $1.00 per share; it is possible to lose money by investing in the money market mutual funds.

EURODOLLAR SWEEP. Funds invested in the Eurodollar Sweep account are not domestic bank deposits, are not insured by the Federal Deposit Insurance Corporation and are not guaranteed by the United States government or any agency thereof.

REPURCHASE AGREEMENTS. Repurchase Agreement transactions are obligations of, but not deposits with, the repurchase counterparty (Bank or affiliates).

GOVERNMENT SPONSORED ENTERPRISES ("GSE"). Bank will act as principal for all GSE transactions. Discount notes and other short-term obligations issued by GSE's are obligations of their respective issuers. The obligations of such issuers are not obligations of, nor are they guaranteed by the United States of America.

B.       DESIGNATION OF INVESTMETN INSTRUMENTS

Company designates the following investment instruments (Select only one per checking account):

[*] Yes   [*] No           OVERLAND EXPRESS(R) SWEEP.  (Wells Fargo Overland
                           Express Sweep Fund)

[*] Yes   [*] No           INVESTACCOUNT(R).   In addition to this Acceptance
                           and the Service Description, a Master Repurchase
                           Agreement must be completed and signed.

[*] Yes   [*]              No EURODOLLAR SWEEP.

[*] Yes   [*] No           CORPORATE CASH MANAGEMENT ACCOUNT ("CCMA"). In
                           addition to this Acceptance and the Service
                           Description, a Master Repurchase Agreement must be completed and signed.

[*] Yes   [*] No           CORRESPONDENT FED FUNDS SOLD.  In addition to this
                           Acceptance and the Service Description, a Federal
                           Funds Sale Agreement-Principal Only-Sweep letter must by______ completed and signed.

TM-1444 Acceptance of Services (Revised 5/11/04)                     Page 3 of 4

o GOVERNMENT SPONSORED ENTERPRISE INVESTMENT OPTION (You must select at least two)

         [*]   Federal Farm Credit Bank ("FFCB")

         [*]   Federal Home Loan Bank ("FHLB")

         [*]   Federal National Mortgage Association ("Fannie Mae")


o        CONCENTRATION ACCOUNT ELECTIONS

The Concentration Account, Interest Account and Specified Balance listed below are subject to Bank's Corporate Cash Management Account Service Description.

------------------------------------------- -------------------------------- -----------------------------------------
Concentration Account Name                  Account Number                              Specified Balance
                                                                                           (if desired)
                   [*]                                    [*]                $                 [*]
------------------------------------------- -------------------------------- -----------------------------------------
          Interest Account Name             Account Number

   ((May be the Concentration Account)
                   [*]                                    [*]
------------------------------------------- -------------------------------- -----------------------------------------

AGREED TO AND ACCEPTED BY:

COMPANY: 3PEA TECHNOLOGIES, INC.


BY:    SIGNED
   ---------------------------------
NAME: MARK R. NEWCOMER

TITLE: CHIEF EXECUTIVE OFFICER

DATE: NOVEMBER 4, 2004

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED

TM-1444 Acceptance of Services (Revised 5/11/04)                     Page 4 of 4

                                                                           WELLS
                                                                           FARGO


                    ACH SERVICES SECURITY PROCEDURE AGREEMENT

Bank and Company have entered into a Master Agreement for Treasury Management Services (the "Agreement") which governs the ACH services to be provided by Bank.

Bank and Company agree:

1. SECURITY PROCEDURE SELECTION. The Token Card/Passcode - File Transmission/Batch Release security procedure described below is required for the product known as the Internet ACH Service. If Company uses the Internet to access ACH services, but does not use the Internet ACH Service, the Secure File Transport security procedure is required. For each of the other ACH services, Company acknowledges that Bank offers each of the security procedures described below for the purpose of verifying the authenticity of an instruction to originate an ACH credit or debit entry (a "payment order") received by Bank in the name of Company. Company refuses to have its payment orders verified by any security procedure other than the security procedure it has expressly designated. Company has reviewed various security procedures including the following and has determined that the security procedure designated in the Acceptance of Services best meets its requirements, given the size, type and frequency of the payment orders it will issue to Bank:

     TOKEN CARD/PASSCODE - File Transmission/Batch Release (for Internet ACH Service) - This procedure combines a token card with a personal identification number (PIN). A token card will be assigned to each Operator (as defined below). The PIN is set by each Operator individually upon first logon. The token card generates a random and unique security code every minute. The code combines with the PIN to provide a unique password every minute. The password must be presented with the ACH transmission or batch release authorization and is used by Bank to authenticate the identity of Company and/or the person originating the transmission or release. Bank will verify each request to access the Service by determining if the Passcode is valid for the associated Operator ID and if the Operator ID used by the person requesting access is the Operator ID of one of the persons Company has designated as being authorized such access. Bank has no obligation to confirm in any other way the identity of any person making such a request.

     IF COMPANY HAS REQUESTED SELF-ADMINISTRATION OF COMPANY'S ACCESS TO THE CEO, Bank will assign a Company ID code and will set up Company's first Company administrator ("FCA") by assigning a personal ID code and password to be used when the FCA first enters the CEO. The FCA can then set up additional Company administrators (who will have access to all services Company receive through the CEO), administrators and users. A User is an Operator. (Administrators and Users will have access only to the specific service(s) they are set up to access.) Any Company administrator: (a) can set up additional Company administrators, administrators and users, issuing them a password that will be changed upon first entry to the CEO and a personal ID code; (b) can reset passwords for all services; and (c) shall be required to immediately disable access to the CEO for any Company administrator, administrator or user who ceases to be a Company administrator, administrator or user. Administrators can set up additional administrators and users and reset passwords for the specific service(s) they are set up to access. Bank will not know the password of any Company administrator, administrator, or user except the initial password assigned to the FCA. Bank will give the Company administrators and the administrators a token card and a personal identification number ("PIN"), known only by them and Bank. Self-administration will allow a Company administrator or an administrator to initiate a request to Bank to reassign an existing token card to another Company administrator, administrator or user.


TM-1425 ACH Services Security Procedure Agreement - Revised 6/19/2002
                                                                     Page 1 of 2

     IF COMPANY HAS REQUESTED SELF-ADMINISTRATION WITH DUAL CONTROL, BANK WILL ASSIGN A COMPANY ID CODE AND WILL SET UP COMPANY'S FIRST TWO COMPANY ADMINISTRATORS (THE FCAS) BY ASSIGNING EACH A PERSONAL ID CODE AND PASSWORD TO BE USED WHEN EACH FIRST ENTERS THE CEO. ALL ACTIONS WHICH CAN BE PERFORMED BY A COMPANY ADMINISTRATOR OR ADMINISTRATOR IN THE PRECEDING PARAGRAPH WILL REQUIRE THAT ONE COMPANY ADMINISTRATOR OR ADMINISTRATOR WITH APPROPRIATE FUNCTION ACCESS TO INITIATE THE ACTION AND A SECOND COMPANY ADMINISTRATOR OR ADMINISTRATOR WITH APPROPRIATE FUNCTION ACCESS TO APPROVE THE ACTION.

     IF COMPANY DOES NOT HAVE SELF-ADMINISTRATION, COMPANY'S SECURITY ADMINISTRATOR WILL DETERMINE WHICH OF COMPANY'S EMPLOYEES WILL BE AUTHORIZED TO CREATE/MODIFY AND TO VERIFY ACH TRANSFER REQUESTS (EACH, AN "OPERATOR") AND THE DOLLAR LIMITS PER TRANSACTION AND PER DAY ASSIGNED TO EACH OPERATOR AND WILL COMMUNICATE THIS INFORMATION TO BANK. BANK WILL SET UP THE OPERATORS BY ASSIGNING EACH AN OPERATOR ID. THE SECURITY ADMINISTRATOR WILL ALSO BE RESPONSIBLE FOR COMMUNICATING ANY CHANGES IN OPERATORS OR IN OPERATOR LIMITS OR AUTHORIZATION(S) TO BANK AND PROMPTLY REPORTING ANY LOST OR STOLEN TOKEN CARDS.

     SECURE FILE TRANSPORT - THIS PROCEDURE USES 128-BIT SSL ENCRYPTION AND REQUIRES THE USE OF A TRANSMISSION ID, A TRANSMISSION PASSWORD, AND A DIGITAL CERTIFICATE.

     PASSWORD - FILE TRANSMISSION - THIS PROCEDURE REQUIRES THAT A UNIQUE EIGHT-DIGIT CODE SEPARATELY AGREED UPON IN WRITING BY COMPANY AND BANK BE PRESENTED WITH COMPANY'S ACH FILE. COMPANY MAY BE REQUIRED TO CHANGE THE CODE ON A REGULAR BASIS.

     PASSWORD - TAPED OR WRITTEN INSTRUCTIONS - THIS PROCEDURE REQUIRES THAT COMPANY PRESENT TAPED OR WRITTEN INSTRUCTIONS IN A TAMPER PROOF CONTAINER ACCOMPANIED BY A UNIQUE CODE SEPARATELY AGREED UPON IN WRITING BY COMPANY AND BANK.

2. SECURITY PROCEDURE PROTECTION. Company and Bank will preserve the confidentiality of the security procedure. If Company becomes aware of a breach, or suspects that a breach may occur, it will immediately notify Bank in a matter affording Bank a reasonable opportunity to act on the information.

3. COMPANY BOUND BY PAYMENT ORDERS. Company will be bound by any payment order, whether or not authorized, issued in its name and accepted by Bank in compliance with the designated security procedure.

4. INCONSISTENCY OF NAME AND NUMBER. If a payment order describes the receiver inconsistently by name and account number (i) payment may be made on the basis of the account number even if it identifies a person different from the named receiver (ii) Bank may in its sole discretion refuse to accept or may return the payment order. If a payment order describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. If a payment order identifies a non-existent or unidentifiable person or account as the receiver or the receiver's account, Bank may in its sole discretion refuse to accept or may return the payment order.

5. TERMINOLOGY. Unless specifically defined in this Security Procedure Agreement, terms used herein have the meanings, if any, provided in the Agreement and the other Service Documentation, as each may be amended from time to time.

TM-1425 ACH Services Security Procedure Agreement - Revised 6/19/2002

                                                                           WELLS
                                                                           FARGO


                            ACH SERVICES DESCRIPTION

1. THE ACH SERVICES (THE "SERVICES"). The Services, one or more of which have been separately designated by Company in the ACH Services Set-up Form delivered to Bank, are generally described as follows:

         1.1.     ORIGINATION SERVICES.

                    1.1.1. DIRECT ACH ORIGINATION. The Direct ACH Origination Service will enable Company, using Company's software, to create entries and files in standard ACH format and send them electronically to Bank for transmission in accordance with the Rules (see Subsection 4.1).

                    1.1.2. THIRD PARTY ACH ORIGINATION. The Third Party ACH Origination Service will enable Company's agent, using that agent's software, to create entries and files in standard ACH format and send them electronically to Bank for transmission in accordance with the Rules (see Subsection 4.1).

                  1.1.3. ACH EXPRESS. The ACH Express Service will enable Company to create entries and files in standard ACH format at its own personal computer and send them electronically to Bank for transmission in accordance with the Rules (see Subsection 4.1). All files transmitted through the ACH Express Service must be created and transmitted to Bank using software specified by Bank which is the original, confidential, valuable and proprietary property of Politzer & Haney (the "Software"), which has licensed it to Bank, or to an affiliate of Bank, with the right to sublicense it to Company. Bank grants Company a non-exclusive and non-assignable sublicense to use the Software solely for the purpose of initiating entries in accordance with the provisions of the license (a copy of which is available to Company on request), this ACH Services Description and the other Service Documentation. This sublicense will terminate upon the earlier to occur of termination of the license or termination of this Service. Upon termination, Company will promptly return all copies of the Software to Bank.

                           1.1.3.1. IN NO EVENT WILL BANK BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST DATA, PROGRAMS, PROFITS (ANTICIPATED, ACTUAL OR OTHERWISE), OR BENEFITS RESULTING FROM USE OF, RELIANCE UPON, OR INABILITY TO USE THE SOFTWARE, REGARDLESS OF WHETHER OR NOT BANK HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR ANY OTHER THEORY OR FORM OF ACTION. IN NO EVENT WILL BANK'S CUMULATIVE LIABILITY TO COMPANY IN RELATION TO THIS SUBLICENSE EXCEED A SUM EQUAL TO THE TOTAL SUBLICENSE FEE ACTUALLY PAID TO BANK. COMPANY ACKNOWLEDGES THAT NEITHER POLITZER AND HANEY NOR BANK MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

                           1.1.3.2. Company agrees that, if required by law, the Software will not be exported directly or indirectly, separately or as a part of a system, without first obtaining a license from the United States Department of Commerce or any other appropriate agency of the United States Government.

                           1.1.3.3. Bank may make copies of any enhanced versions of the Software available to Company at such price as Bank will determine at its sole discretion. Company acknowledges that Politzer and Haney has the right to enforce the terms of the license directly against Company in the event of a breach of its terms by Company. Company may not assign the license or this sublicense to anyone. Bank may discontinue to provide to Company any maintenance or other support with respect to the Software which it now, or hereafter provides upon prior written notice to Company.



TM-1423 ACH Services Description - Revised 7/2002                    page 1 of 6

                           1.1.3.4. Company will not publish, disclose, display or otherwise make the Software available to others. Company will secure and protect the Software in a manner consistent with the protection of its own proprietary information and take appropriate action by instruction or agreement with its employees who are permitted access to the Software to ensure such protection. Company acknowledges that, except as specifically permitted in writing by Bank, Company will not provide, transmit, further sublicense, transfer or otherwise distribute the Software or any part of it to a third party, or copy, reverse engineer, reverse compile, or reverse assemble, modify or alter the Software or any part of it.

                  1.1.4. INTERNATIONAL ACH. The International ACH Service will enable Company to create entries and files using a modified NACHA format for the purpose of debiting or crediting selected country accounts held outside the United States and send them electronically to Bank for transmission in accordance with the Rules (see Subsection 4.1), which for purposes of International ACH shall also include the International ACH Origination Reference Guide, the Cross-Border Payment Operating Rules, and any other applicable ACH rules, including those promulgated by a local ACH association or governmental body ("Other ACH Rules." ) For purposes of originating credits and debits to a USD or CAD denominated account located in Canada, the Other ACH Rules shall include the Rules of the Canadian Payments Association (the "CPA Rules.")

                           1.1.4.1. With respect to credit entries, Bank will convert the amount to be transferred from United States Dollars to the currency of a designated foreign government or intergovernmental organization ("Foreign Currency") at Bank's buying rate for exchange in effect on the date the entry is transmitted by Bank to the ACH or gateway operator. If the financial institution designated to receive the funds does not pay the beneficiary specified in the entry, or if the entry is subsequently determined to be erroneous, Bank will not be liable for a sum in excess of the value of the entry after it has been converted from Foreign Currency to United States Dollars at Bank's selling rate for exchange at such time as the entry is returned to Bank.

                           1.1.4.2. With respect to debit entries (where permitted), Bank will convert the amount of each Entry from Foreign Currency at Bank's selling rate for exchange in effect on the settlement date of the entry. If the financial institution designated to receive the entry subsequently returns it, Bank may charge the Account (see Subsection 4.2) for the sum equal to the value of the returned entry as measured in Foreign Currency at Bank's buying rate for exchange at such time as the entry is returned to Bank.

                           1.1.4.2.1. Before Company may intiate any debit entries that settle to a USD or CAD denominated account located in Canada , it will be required to: (a) sign and return to Bank the Payee Letter of Undertaking for Canadian Pre-Authorized Debits provided by Bank; and (b) collect from each payor of a debit a debit authorization in a form which complies with the CPA Rules. Company acknowledges that Bank has provided it with a means for accessing the CPA Rules, including Rule H1.

                           1.1.4.3. Bank will not be liable for any failure or delay by a gateway operator, any intermediary financial institutions, or the receiving depository financial institution in the designated foreign country in processing or failing to process any entry Bank transmits, or for acts or omissions by a third party, including by way of example and not by way of limitation, the delay or failure of any third party to process, credit or debit any entry.

                           1.1.4.4. Company acknowledges that the ACH system may not be used to conduct any transaction in violation of Federal law. Company expressly warrants that no Entry delivered to Bank will, if acepted by Bank, cause Bank to be in violation of any sanction administered by the Office of Foreign Assets Control.

                  1.1.5. INTERNET ACH. Internet ACH will enable Company to originate ACH transactions via the Internet. Company will provide for its own access to the Internet through either an Internet service provider or through a local area network connection to an Internet service provider. If Company's service provider is unable to provide access at any time, Company will not be able to access the Service. After Company has successfully completed the authentication process and obtained access to the Service.


TM-1423 ACH Services Description - Revised 7/2002                   page 2 of  6

      Company will build a database of payment transactions. Company's database and applications will reside on a Bank owned and managed server. Company will, from that database, create a batch. Company will be responsible for verifying its batch totals and settlement date. Once verified, Company will only need to press a button to "release" that batch to Bank for processing. Bank will create a file of released batches in standard ACH format and process the file in accordance with the Rules (see Subsection 4.1)

1.2. RECEIVING SERVICES.

         1.2.1. ACH TRANSACTION FILTER. The ACH Transaction Filter Service will enable Company to better protect its accounts at Bank from unauthorized debit entries. Bank offers three options that monitor the debit entries posted to accounts. Company has elected one of the following options on the ACH Services Set-up Form:

o        to have all debit entries automatically blocked from its account(s);

o to have all debit entries presented to it for review and its request for further action; or

o        to authorize specific debit entries to be posted to its account(s).

If Company has chosen the review option (see the middle bullet above), it will immediately review each Intercept Report and notify Bank in the manner and by the applicable cutoff time as required in the Guide of any debit entry listed on the Intercept Report which is unauthorized. If it does not, Bank will be entitled to post the debit entry to Company's account.

         1.2.2. ACH INVESTMENT FUND. The ACH Investment Fund Service will enable Company to offer direct deposit or direct payment arrangements to its customers. Bank will prepare detailed transaction information which it will send to Company in one file each morning on a business day. Company has elected either individual postings or a consolidated settlement of transactions on the ACH Services Setup Form.

2.       PROVISIONS APPLICABLE ONLY TO ORIGINATION SERVICES.

         2.1. SECURITY PROCEDURE. Bank will verify that Company has authorized, canceled or amended an entry that constitutes a payment order (as that term is defined in Section 4A-103(a)(1) of the Uniform Commercial Code, as amended from time to time) solely by means of the security procedure separately agreed to in writing by Bank and Company. The security procedure will not be used to detect errors. Company will promptly notify Bank in writing of the identity of each person authorized to receive information regarding the security procedure (each singly or in the aggregate, an "authorized person") and of any change in an authorized person. Bank will have a reasonable time after receipt of a notice to act on it. Company will establish and maintain effective internal procedures to safeguard against unauthorized transmissions and batch releases. Company warrants that no individual will be allowed to initiate transfers or batch releases in the absence of proper supervision and safeguards, and Company will take reasonable steps to maintain the confidentiality of the security procedure and any passwords, codes, security devices and related instructions provided by Bank. If Company believes or suspects that any such information or instructions have been known or accessed by unauthorized persons, Company will notify Bank immediately followed by written confirmation. Bank will have a reasonable time after receipt of notice to act on it. If a payment order, or a request for cancellation or amendment of a payment order, received by Bank purports to have been transmitted or authorized by Company, it will be deemed effective as Company's payment order or request and Company will be obligated to pay Bank the amount of the payment order even though the payment order or request was not authorized by Company, provided Bank accepted the payment order in good faith and acted in compliance with the security procedure. If a payment order, or request for cancellation or amendment of a payment order, received by Bank was authorized by Company, Company will pay Bank the amount of the payment order, whether or not Bank complied with the security procedure with respect to that payment order.

         2.2. REJECTED ENTRIES. Without limiting Bank's general right to reject entries or files under the Rules, Bank may reject any entry or file which does not comply with the requirements in this Service



TM-1423 ACH Services Description - Revised 7/2002                   page 3 of  6

Description, the Rules or the security procedure, or with respect to which the Account (see Subsection 4.2) does not contain sufficient available funds to pay for the entry. Bank may reject an entry received for credit to an account maintained at Bank (an "on-us entry") for any reason for which an entry may be returned under the Rules. If an entry or file is rejected, Bank will make a reasonable effort to notify Company promptly so that Company may repair and retransmit the entry or file. A notice of rejection will be effective when given. Bank will have no liability to Company by reason of the rejection of any entry or file, the fact that notice is not given at an earlier time than that provided for in this Service Description or for any loss resulting from Bank's failure to provide notice. If Company requests that Bank repair an entry or file and Bank endeavors to do so, Bank will not be liable for its failure to make the requested repair. Company will pay all charges and expenses Bank incurs in connection with file repairs.

         2.3. PAYMENT OBLIGATIONS; SETTLEMENT. Company will maintain in the Account (see Subsection 4.2) as of the applicable settlement date and time immediately available funds sufficient to cover all credit entries Company originates through Bank. If requested, the funds will be prepaid to Bank before Bank delivers the credit entries to the ACH or gateway operator. Company's obligation to pay Bank for each credit entry matures at the time Bank transmits or otherwise delivers the credit entry to the ACH or gateway operator and is unaffected by termination of the Services. Bank is authorized to debit the Account for the total amount of all credit entries on or before the applicable settlement date. Bank is not, however, intending to make a loan to Company. Notwithstanding any other provision of this Service Description or the other Service Documentation, Bank is authorized upon notice to Company to place a hold on an equal amount of funds in the Account or in any other accounts at Bank or any affiliate of Bank owned in whole or in part by Company, or to take any other action it deems appropriate to ensure that it receives payment. Bank may charge the Account or any other Company account at Bank or any affiliate of Bank for any debit, correcting or reversing entry which is later returned to Bank. Bank may also set off against any amount it or an affiliate of Bank owes to Company in order to obtain payment of Company's obligation as set forth in this Service Description.

         2.4. CANCELLATION OR AMENDMENT. Company will have no right to cancel or amend any entry or file after its receipt by Bank. However, if the request complies with the security procedure Bank may use reasonable efforts to act on it prior to transmitting the entry or file to the ACH or gateway operator or, in the case of an on-us entry, prior to crediting a receiver's account, but will have no liability if the cancellation or amendment is not effected. Company will reimburse Bank for any expenses, losses or damages Bank may incur in effecting or attempting to effect Company's request.

         2.5. RETURNED ENTRIES. Except for an entry or file retransmitted by Company in accordance with the requirements of this Service Description, Bank will have no obligation to retransmit a returned entry or file to the ACH or gateway operator if Bank complied with the terms of this Service Description with respect to the original entry or file.

         2.6. PREPARATION OF ENTRIES AND FILES; PROCESSING SCHEDULES; RECONSTRUCTION. Each entry and file delivered to Bank, including any amendments, cancellations, reversals, corrections or changes related to it will be prepared in accordance with the Rules, the Service Documentation and Bank's then current instructions. Bank will process each entry or file in accordance with its then current processing schedule, provided (i) the entries or files are received by Bank's applicable cut-off time on a business day and (ii) the ACH is open for business on that business day. Entries or files will be deemed received by Bank, in the case of transmittal by tape, when received by Bank at the location stated in the ACH Services Set-up Form, and in the case of transmittal by electronic transmission, when the transmission (and compliance with any applicable security procedure) is completed. If Bank receives an entry, file or batch release after its processing deadline, Bank will not be responsible for failure to meet the deadlines of the ACH operator for processing and transmitting the entries or files. If any of the requirements of clause (i) or (ii) of this Subsection 2.6. are not met, Bank will use reasonable efforts to transmit the entries or files to the ACH by the next applicable deadline of the ACH which is on a business day on which the ACH is open for business. Except as provided in Subsection 2.4, in the case of an on-us entry, Bank will credit the receiver's account in the amount of the entry on the Effective Entry Date contained in any instructions accompanying the entry, provided the requirements set forth in clauses (i) and
(ii) of this Subsection 2.6 are met. If either of those requirements is not met, Bank will use reasonable efforts to credit the receiver's account in the amount of the entry no later than the next business day following the Effective Entry Date. Company will retain copies of each entry and file delivered to Bank or will be able to fully and



TM-1423 ACH Services Description - Revised 7/2002                    page 4 of 6
completely reconstruct each entry and file for a period of five (5) business days after the applicable settlement date and will submit the copy or reconstructed entry or file to Bank upon request.

         2.7 EFFECTIVE ENTRY DATE. The instructions accompanying an entry or file will specify a business day on which the entry or file is to be delivered to the ACH or gateway operator (the "Effective Entry Date").

3.       PROVISIONS APPLICABLE ONLY TO RECEIVING SERVICES.

         3.1. NOTICE TO RECEIVER. Unless required by applicable law, Bank will have no obligation to notify Company of the receipt of an entry, other than by showing it on the periodic statement for the affected deposit account (see Subsection 4.2).

4.       PROVISIONS APPLICABLE TO BOTH ORIGINATION AND RECEIVING SERVICES.

         4.1. RULES. Origination, receipt, return, adjustment, correction, cancellation, amendment and transmission of ACH entries must be in accordance with the Operating Rules of the ACH in which Bank is a participant and, with respect to credit entries which constitute payment orders, Article 4A of the Uniform Commercial Code as adopted in the state whose law governs the Agreement, as both are varied by this Service Description and the other Service Documentation, and as both are amended from time to time (the "Rules"). Company acknowledges that it has had an opportunity to review and agrees to comply with and be bound by the Rules. Company will be responsible for promptly obtaining all future amendments.

         4.2. ACCOUNT. Company will maintain at least one deposit account with Bank as designated in the ACH Services Set-up Form (the "Account").

         4.3. PROVISIONAL CREDIT. Any credit Bank gives to Company is provisional until Bank receives final settlement and the entry for which credit was given is deemed to be finally paid as provided in this Service Description, the Rules and all laws, rules and regulations governing any aspect of the entry, including the laws, rules and regulations of the country to which the entry was sent. If Bank does not receive final settlement, it is entitled to a refund from the credited person and Company will not be deemed to have paid that person.

         4.4. REVERSING ENTRIES. At Company's request, Bank will make a reasonable effort to reverse an entry, but will have no responsibility for the failure of any other person or entity to honor Company's request.

         4.5. WARRANTIES. Company acknowledges that under the Rules, Bank makes certain warranties with respect to each entry. Company agrees to reimburse Bank for any loss Bank incurs, including its reasonable attorneys' fees and legal expenses, as the result of a breach of a warranty made by Bank unless the breach resulted solely from Bank's own negligence or intentional misconduct.

         4.6. Indemnification. Company acknowledges that under the Rules, Bank indemnifies certain persons. Company agrees to reimburse Bank for any loss Bank incurs, including its reasonable attorneys' fees and legal expenses, as the result of the enforcement of an indemnity, unless enforcement resulted solely from Bank's own negligence or intentional misconduct.

         4.7. IDENTIFY AUTHORIZED PERSONS. Any person identified by Company in the ACH Services Set-up Form or any certification, notice or other communication delivered to Bank may receive information, communications and notices regarding the Services, and is authorized to transact all business, make all agreements and sign and deliver all documents in connection with the Services. If the identity of such a person changes Company will promptly notify Bank in writing. Bank will have a reasonable time after receipt of a certification, notice or other communication to act on it.

         4.8. AGENTS. If Company elects to use an agent with respect to the Services, Company, and not Bank, will be solely responsible for the acts and omissions of Company's agent, and its agent will,


TM-1423 ACH Services Description - Revised 7/2002                    page 5 of 6
without limitation, be authorized to originate, receive, return, adjust, correct, cancel, amend and transmit entries and files, and select the security procedure used to authenticate entries. Company agrees that any security procedure selected by its Agent will be treated as commercially reasonable for all purposes. Bank may rely on instructions it receives from Company's agent and need not make any inquiries to verify or confirm that instructions are within the scope of the agency.

         4.8.1. Company will certify each agent's identity and any changes to Bank in writing. Bank will be fully protected in relying on each certificate and on the obligation of Company to promptly certify any change in the agents so certified. Bank will have a reasonable time after receipt of a certification or change to act on it.

         4.8.2. Bank may at any time use agents and/or independent contractors to process entries or provide all or any other portion of the Services, and will be solely responsible for the acts and omissions of its agents and independent contractors. However, Bank will not be deemed to be the agent of, nor responsible for the acts or omissions of any other person, including without limitation any Federal Reserve Bank, ACH, Internet service provider or transmission or communications facility, any receiver or receiving depository financial institution (including without limitation the return of an entry by such receiver or receiving depository financial institution), and no such person will be deemed Bank's agent.

         4.9. SOFTWARE, HARDWARE AND BACKUP REQUIREMENTS. Subject to Paragraph 1.1.3, Company will, at its own cost and expense, obtain, install and, at all times during its utilization of the Services, maintain in good working order all software, hardware and other equipment necessary for it to perform in accordance with this Service Description. Except with respect to the Internet ACH Service, Company agrees to implement, on a periodic basis not less than weekly, backup-measures, including, among other things, copying onto a diskette(s) each week's current data base files. With respect to the Internet ACH Service, Bank will perform data base backup on a scheduled basis. In the event of any failure of such software, hardware or other equipment, Company will deliver to Bank all data which it would otherwise have provided that is necessary for Bank to perform Bank's obligations in connection with the Services.

         4.10. SURVIVAL. Subsections 2.3, 4.3, 4.5, 4.6 and 4.10 will survive termination of the Services.

         4.11. TERMINOLOGY. Unless specifically defined in this Service Description, terms used in this Service Description have the meanings, if any, provided in the Rules, as amended from time to time. As used in this Service Description, "negligence" will mean a material failure to use that degree of care that would be used under the same or similar circumstances by a national banking association having substantially the same volume and type of ACH activity and approximately the same number, size and diversity of ACH customers.


TM-1423 ACH Services Description - Revised 7/2002                    page 6 of 6

                                                                           WELLS
                                                                           FARGO

                      COMMERCIAL ELECTRONIC OFFICE ("CEO")
                               SERVICE DESCRIPTION

1. DESCRIPTION OF THE CEO SERVICE. The CEO Service will allow Company to enter Bank's CEO website and access those treasury management services offered through the CEO (each, a "Service") for which Company has enrolled. Company agrees to use the CEO only as provided in the Service Documentation (which term includes notices and information posted on the CEO website.) Persons entering the CEO for Company (the "Users") must also accept the Terms of Use for the CEO which appears on the CEO when a User initially logs on. Before Company may use a Service, Company must sign or accept the Service Documentation for that Service.

2.       SECURITY PROCEDURES.

         2.1 Unless Company requests self-administration of its access to the CEO, Bank will give each User an ID code and a password to be used when the User first enters the CEO. (Self-administration may not be available for all services offered through the CEO.) Bank will also assign a Company ID code for use each time a User enters the CEO. Although the Company ID code and the ID codes for each User will remain the same for each entry into the CEO, the password Bank assigns to each User must be changed to a new password the User selects when the User first enters the CEO. Bank will not know the new passwords or any subsequent passwords selected by the Users.

         2.2 If Company requests self-administration of its access to the CEO, Bank will assign a Company ID code and will set up the first Company administrator ("FCA") by assigning a personal ID code and password to be used when the FCA first enters the CEO. The FCA can then set up additional Company administrators (who will have access to all Services Company receives through the CEO) and administrators or Users (each of whom will have access only to the specific Service(s) they are set up to access.) Any Company administrator: (a) can set up additional Company administrators, administrators and Users, issuing them a password and a personal ID code; (b) can reset passwords for all Services; and (c) shall be required to immediately disable access to the CEO for any Company administrator, administrator or User who ceases to be a Company administrator, administrator or User. Administrators can set up additional administrators and Users and reset passwords for the specific Service(s) they are set up to access. The Company ID and each personal ID code will remain the same for each entry into the CEO, but the password assigned to each Company administrator, administrator, and User must be changed to a new password they select when they first enter the CEO. Bank will not know the password of any Company administrator, administrator, or User except the initial password assigned to the FCA. Company's administrative contact with respect to the CEO will be the FCA.

         2.3 If Company requests self-administration of Company's access to the CEO, Bank will give the Company administrators and the administrators a token card and a personal identification number ("PIN"), known only by them and Bank, to use each time they give personal ID codes and passwords to Company administrators, administrators, and Users. Token cards and PINs will be given to Users by Bank only if they have access to a Service which requires a token card for access. The token card generates a random and unique security code for each token card every minute. The code combines with the PIN to provide a unique password (the "Passcode") every minute.

         2.4 Company will be able to manage and control who in Company has access to the CEO and the Services by the ID codes, passwords, token cards, PINs, and Passcodes. It is Company's responsibility to ensure that the ID codes, passwords, token cards, PINs, and Passcodes are known to, and used only by, persons who have been properly authorized by Company to access the CEO and use the Services through the CEO.

TM-1426 Commercial Electronic Office Service Description (Rev. 9/02 )
                                                                     Page 1 of 3

         2.5 FAILURE TO PROTECT ID CODES, PASSWORDS, TOKEN CARDS, PINS, OR PASSCODES MAY ALLOW AN UNAUTHORIZED PARTY TO (1) USE THE SERVICES, (2) CORRECT, CHANGE, VERIFY, OR SEND DATA USED WITH THE SERVICES, (3) SEND INFORMATION AND COMMUNICATIONS TO, OR RECEIVE INFORMATION AND COMMUNICATIONS FROM, BANK OR (4) ACCESS COMPANY'S ELECTRONIC COMMUNICATIONS AND FINANCIAL DATA. ALL ENTRIES INTO THE CEO, ALL COMMUNICATIONS SENT, AND ALL USES OF THE SERVICES, THROUGH COMPANY'S ID CODES, PASSWORDS, TOKEN CARDS, PINS, OR PASSCODES WILL BE DEEMED TO BE ENTRIES, COMMUNICATIONS, AND USES AUTHORIZED BY COMPANY AND BE BINDING UPON COMPANY. COMPANY ASSUMES THE ENTIRE RISK FOR THE FRAUDULENT OR UNAUTHORIZED USE OF ALL ID CODES, PASSWORDS, TOKEN CARDS, PINS, AND PASSCODES. Company acknowledges the importance of developing internal procedures to limit such risk, which procedures will include, at a minimum, (a) if Company is not on self-administration, notifying Bank immediately when any new person becomes a User or when any existing User stops being a User, (b) if Company is on self-administration, disabling access to the CEO immediately for each Company administrator, administrator, and User who stops being a Company administrator, administrator, or User, and (c) not keeping, in any form or in any place, lists of ID codes, passwords, PINs or Passcodes.

         2.6 Company agrees to notify Bank immediately when Company becomes aware of any loss or theft of, or any unauthorized use of, any ID codes, passwords, token cards, Pins, or Passcodes. Company also agrees to notify Bank immediately when Company becomes aware of any unauthorized entry into the CEO.

3. FINANCIAL INFORMATION. Financial market data, quotes, news, research, and other financial information developed by third parties and transmitted to Bank (collectively, "Financial Information") will be available at the CEO. The posting of any Financial Information or any other information or data at the CEO will not be a recommendation by Bank that any particular Service or transaction is suitable or appropriate for Company or that Company should receive or in any way use any Service. Bank does not guarantee the accuracy, completeness, timeliness or correct sequencing of any Financial Information, nor is it in any way responsible for the actions or omissions of the third parties developing or transmitting Financial Information or for any decision made or action taken by Company in reliance upon any Financial Information.

4. USE OF CERTAIN SOFTWARE TO ACCESS THE CEO. In using the CEO, Company will be sending financial and other data as well as electronic messages directly to Bank through the Internet. Company acknowledges that when the Internet, or any other electronic communications facilities, are used to transmit or receive data and messages, the data and the messages may be accessed by unauthorized third parties. To reduce the likelihood of such third party access, Company agrees to transmit and receive data and messages through the CEO using only software, including, but not limited to, browser software, or other access devices that support the Secure Socket Layer (SSL) protocol- or other protocols required by, or acceptable to, Bank, and to follow the Bank log-on procedures that support such protocols.

5. DISCLAIMERS. Bank will not be Company's advisor or fiduciary with respect to this Agreement or any Service.

6. LIMITATION OF LIABILITY. Bank will not be liable to Company for any direct or indirect damages or losses suffered or incurred by Company in connection with the CEO, any of the Services, any Financial Information, any other information or data Company receives through the CEO, or any failure to provide, or delay in providing, access to the CEO, any Service, or any Financial Information, except to the extent any Service Documentation specifically provides otherwise and except to the extent such damages or losses arise directly from the negligence or willful misconduct of Bank .


TM-1426 Commercial Electronic Office Service Description (Rev. 9/02 )

7. RESTRICTING OR TERMINATING ACCESS TO THE CEO. In addition to, and not in substitution for, any provision in this Agreement or any of the other Service Documentation, Company understands and agrees that Bank will not in any way be obligated to permit Users access to any Financial Information or the use of any Service through the CEO if (a) such use or access is not in accordance with any term or condition applicable to the Service or the CEO or to the information to be accessed, (b) such use or access is not permitted by any state or federal law or regulation, (c) Bank has reasonable cause to believe that such use or access may not be authorized by Company or any third person whose authorization Bank believes is necessary for such use or access, or (d) Bank has reasonable cause to deny such use or access for Company's protection or the protection of Bank . If any Service cannot be used through the CEO, Bank will make reasonable efforts for such Service to be used by other means. Bank shall not have liability to Company for any losses or damages Company may suffer or incur as a result of any such termination.

8.       SURVIVAL. Sections 3,6,7 and 8 will survive termination of the Service.

9. TERMINOLOGY. Unless specifically defined in this Service Description, capitalized terms used in this Service Description have the meanings, if any, provided in the Master Agreement for Treasury Management Services (the "Agreement"), as amended from time to time.


TM-1426 Commercial Electronic Office Service Description (Rev. 9/02 )
                                                                     Page 3 of 3

                                                                           WELLS
                                                                           FARGO


                       WIRE TRANSFER SERVICES DESCRIPTION

1. DESCRIPTION OF THE WIRE TRANSFER SERVICES (THE "SERVICES"). The Services will enable Company to give instructions ("Orders") to Bank to
         (i) transfer funds by wire from the account(s) designated in the Wire Transfer Services Set-up Forms (the "Account"), and (ii) instruct another depository institution to debit an account at that institution and transfer the funds to Bank or debit the Account at Bank and transfer the funds to that institution ("Drawdown Requests"). In this Service Description, the term "Transfer Instruction" refers to both Orders and Drawdown Requests. This Service Description is in addition to, and not in place of, any other agreement which Company may have entered into with Bank regarding Wire Transfer Instructions.

2. SECURITY PROCEDURE. Company agrees that Bank may verify that Company has authorized a Transfer Instruction solely in accordance with the Wire Transfer Services Security Procedure Agreement then in effect (the "Security Procedure"). The Security Procedure will not apply to Transfer Instructions delivered to Bank in person by Company or its authorized representative. The Security Procedure will not be used to detect erroneous Transfer Instructions. Company agrees that the Security Procedure it selected is commercially reasonable and is the Security Procedure that best meets its requirements given the size, type and frequency of the Transfer Instructions Company will issue to Bank. Company further agrees to safeguard any number, code, password, test key, or other identifier assigned to it from discovery by any unauthorized person. If Company has chosen the telephone verification option and the individual contacted by Bank identifies himself or herself as an individual designated by Company and confirms that the Transfer Instruction was sent to Bank by Company, Bank will be conclusively deemed to have complied with the telephone security procedure. If Company becomes aware of a breach of the Security Procedure, or suspects that a breach may occur, it will immediately notify Bank in a time and manner that gives Bank a reasonable opportunity to act on it.

3. IDENTIFY AUTHORIZED PERSONS. Company will notify Bank in writing of the identity of each individual authorized to receive information regarding the Security Procedure. Company will promptly notify Bank in writing of any change in an authorized individual. Company's notice will be binding on Bank if it is received in a time and manner that gives Bank a reasonable opportunity to act on it. Bank will be fully protected in relying on Company's notices. Bank may, but will not be required to, electronically record any oral communication that it receives from Company.

4. AUTHORIZATION TO PAY. Company authorizes and instructs Bank to pay any Order that complies with the Security Procedure. For each Transfer Instruction executed by Bank in accordance with the terms of this Service Description, Company authorizes Bank to debit or credit, as applicable, the account specified in the Transfer Instruction (and if no account is specified, the Account or any other account of Company at Bank or an affiliate) even if a debit results in an overdraft. Company agrees to have sufficient available funds in the account specified in the Transfer Instruction (and if no account is specified, the Account) at the time of each debit.

5. FINALITY OF TRANSFER INSTRUCTIONS. A Transfer Instruction will be final and will not be subject to stop payment or recall, except that Bank may, at Company's request, make an effort to effect such stop payment or recall. In that case, Bank will incur no liability for its failure or inability to do so.

TM-1440 Wire Transfer Service Description                            Page 1 of 3
Revised 10/02

6. INCONSISTENCY OF NAME AND NUMBER. If a Transfer Instruction describes the person to receive payment inconsistently by name and account number
         (i) payment may be made on the basis of the account number even if the account number identifies a person different from the named person or
         (ii) Bank may in its sole discretion refuse to accept or may return the Transfer Instruction. If a Transfer Instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. If a Transfer Instruction identifies a nonexistent or unidentifiable person or account as the beneficiary or beneficiary's account, Bank may in its sole discretion refuse to accept or may return the Transfer Instruction.

7. COMPANY'S DUTY TO EXERCISE ORDINARY CARE. Company will exercise ordinary care to determine whether a Transfer Instruction accepted by Bank was either erroneous or not authorized and to notify Bank of the facts within a reasonable time not exceeding fourteen (14) days after Company has received notification from Bank that the Transfer Instruction was accepted or that the Account was debited or credited with respect to the Transfer Instruction, whichever is earlier. Company will be precluded from asserting that Bank is not entitled to retain payment for a Transfer Instruction unless Company objects within the fourteen (14) day period.

8. INFORMATION REQUESTS. Company may request the issuance of tracer messages concerning uncompleted transfers. Company will provide Bank with any transaction information it considers necessary to process Company's inquiry. In addition to Bank's fees for this service, Company will reimburse Bank for any charges it incurs from third parties in connection with Company's requested tracer messages.

9. INTERNATIONAL WIRE TRANSFERS. A Transfer Instruction expressed in U.S. Dollars will be sent in

         U.S. Dollars. Company may request that prior to executing an Order or outgoing Drawdown Request, Bank converts the amount to be transferred from U.S. Dollars to the currency of a designated foreign government or intergovernmental organization ("Foreign Currency") at Bank's selling rate for exchange in effect on the date the Order or outgoing Drawdown Request is executed by Bank. If the financial institution designated to receive the funds does not pay the beneficiary specified in the Order or outgoing Drawdown Request and it is payable in Foreign Currency, Bank will not be liable for a sum in excess of the value of the Order or outgoing Drawdown Request after it has been converted from Foreign Currency to U.S. Dollars at Bank's buying rate for exchange at the time the cancellation of the Order or outgoing Drawdown Request is confirmed by Bank.

10. RESPONSIBILITY OF BANK. Bank is only responsible for making a good faith effort to execute Company's Transfer Instructions. Transfer Instructions may be sent by wire, telegraph, telephone, cable l or whatever other transmission method Bank considers to be reasonable. Orders and outgoing Drawdown Requests may be transmitted directly to the beneficiary's financial institution, or indirectly to the beneficiary's financial institution through another financial institution, government agency or other third party that Bank considers to be reasonable. Bank may execute an incoming Drawdown Request that conforms with instructions it receives through Fed Wire, SWIFT or any other funds transfer system, provided such instructions are not inconsistent with instructions contained in an applicable Set-up Form. The authority to execute the incoming Drawdown Request shall continue until Bank receives express written notice from Company that such authority is revoked. Bank will not be liable for any third party's failure to or delay or error in processing a Transfer Instruction. If the beneficiary bank does not pay the beneficiary specified in the Transfer Instruction, a refund will be made only after Bank has received confirmation of the effective cancellation of the Transfer Instruction and Bank is in free possession of the funds debited or earmarked in connection with the Transfer Instruction. If


TM-1440 Wire Transfer Service Description                            Page 2 of 3
Revised 10/02

         Bank is notified that it did not transfer the full amount stated in a Transfer Instruction, Bank's sole obligation will be to promptly execute a second Transfer Instruction in the amount of the stated deficiency. If Bank executes a Transfer Instruction in excess of the amount stated in the Transfer Instruction, to the extent that the originator does not receive the benefit of the Transfer Instruction, Bank will only be liable for any loss of the principal amount transferred in excess of the amount stated in the Transfer Instruction. Additionally, Bank will be liable for the amount of interest the originator has lost due to the transfer of the excess amount, computed at the then current Federal Funds rate. However, Bank's liability for loss of interest will be limited to twenty (20) calendar day's interest. This section sets forth Bank's complete liability for a Transfer Instruction issued or received under this Service Description.

         IN NO EVENT WILL BANK BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF THE TRANSFER INSTRUCTION IS EXECUTED BY BANK IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS SERVICE DESCRIPTION.

         As used in the Master Agreement for Treasury Management Services (the "Agreement"), with respect to the Services, "negligence" means a material failure to use the degree of care used under similar circumstances by a national bank having a similar volume of funds transfers and similar number, size and diversity of funds transfer customers.

11. GOVERNING LAW; RULES AND REGULATIONS. Bank's and Company's rights and obligations regarding Transfer Instructions will be governed solely by this Service Description and the other Service Documentation and, to the extent applicable, federal law and the law of the state in which Bank's principal office is located, as amended from time to time.
         Article 4A of the Uniform Commercial Code will, to the extent possible, be applied by analogy to any Drawdown Requests. All Transfer Instructions will also be subject to the rules and regulations of any funds transfer system used by Bank as amended from time to time. If a Transfer Instruction is to be processed in accordance with a statute, rule, regulation or license of the United States, or any federal agency, the Transfer Instruction will be governed by that statute, rule, regulation or license.

12. NOTICES; RECEIPT OF CONFIRMATIONS. In addition to the notice provision set forth in Section 10.6 of the Agreement, the following will apply: A bank statement showing a Transfer Instruction sent by first class mail to Company's last address as shown in Bank's records and not returned will be conclusively presumed to have been received by Company seven
         (7) days after it is sent.

13. AGENTS. Bank may use agents of its choice to perform any of its obligations.

14. SURVIVAL. Sections 4, 7, 9, 10 and 14 will survive termination of the Services.

15. TERMINOLOGY. Unless specifically defined in this Service Description, terms used in this Service Description have the meanings, if any, provided in Article 4A of the Uniform Commercial Code, as amended from time to time. Each Bank request, instruction and set-up form completed by or on behalf of Company in connection with the Services will be deemed to be a "Set-up Form" as that term is used in the Service Documentation.



TM-1440 Wire Transfer Service Description                            Page 3 of 3
Revised 10/02